Exhibit a(7)

VARIABLE ANNUITY PORTFOLIOS

Certificate of Amendment

The undersigned, constituting a majority of the Trustees of Variable Annuity Portfolios (the “Trust”), a Massachusetts business trust, acting pursuant to the Trust’s Declaration of Trust, as currently in effect (together with any amendments thereto and designations thereunder, the “Trust Document”), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

1.	The name of the Trust is hereby changed from “Variable Annuity Portfolios” to “Legg Mason Partners Variable Portfolios V,” and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

2.	The name of the series of shares of beneficial interests of the Trust currently designated as “Smith Barney Small Cap Growth Opportunities Portfolio” is hereby changed to “Legg Mason Partners Variable Small Cap Growth Opportunities Portfolio,” and all references to such series in the Trust Document are hereby amended accordingly:

This Amendment shall become effective on May 1, 2006 at 9:00 a.m. EDT.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Amendment as of the 20th day of April 2006.

/s/ Elliott J. Berv	/s/ Donald M. Carlton

Elliott J. Berv, as Trustee	Donald M. Carlton, as Trustee
and not individually	and not individually

/s/ A. Benton Cocanougher	/s/ Mark T. Finn

A. Benton Cocanougher, as Trustee	Mark T. Finn, as Trustee
and not individually	and not individually

/s/ R. Jay Gerken	/s/ Stephen Randolph Gross

R. Jay Gerken, as Trustee	Stephen Randolph Gross, as Trustee
and not individually	and not individually

/s/ Diana R. Harrington	/s/ Susan B. Kerley

Diana R. Harrington, as Trustee	Susan B. Kerley, as Trustee
and not individually	and not individually

/s/ Alan G. Merten	/s/ R. Richardson Pettit

Alan G. Merten, as Trustee	R. Richardson Pettit, as Trustee
and not individually	and not individually